EXHIBIT 10.4

RESTRICTED STOCK UNITS

AWARD AGREEMENT

This Award Agreement (the “Agreement”) is entered into as of _________, 2006 by and between Electro Scientific Industries, Inc., an Oregon corporation (the “Company”), and __________________ (“Recipient”), for the grant of restricted stock units with respect to the Company’s Common Stock (“Common Stock”).

On July 20, 2006, the Company’s Board of Directors made a restricted stock units award to Recipient pursuant to Section 9 of the Company’s 2004 Stock Incentive Plan (the “Plan”) and Recipient desires to accept the award subject to the terms and conditions of this Agreement.

IN CONSIDERATION of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.

1. Grant and Terms of Restricted Stock Units. The Company grants to Recipient under the Company’s Plan _____________ restricted stock units, subject to the restrictions, terms and conditions set forth in this Agreement.

(a) Rights under Restricted Stock Units. A restricted stock unit (a “RSU”) represents the unsecured right to require the Company to deliver to Recipient one share of Common Stock for each RSU. The number of shares of Common Stock deliverable with respect to each RSU is subject to adjustment as determined by the Board of Directors of the Company as to the number and kind of shares of stock deliverable upon any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off or other change in the corporate structure affecting the Common Stock generally.

(b) Vesting and Delivery Dates. The RSUs issued under this Agreement shall initially be 100% unvested and subject to forfeiture. Subject to this Section 1(b), the RSUs shall vest on with respect to one-third of the RSUs on each of the first three anniversaries of the date of grant. The RSUs shall become vested on the vesting date only if Recipient continues to be a director of the Company immediately after such vesting date. The delivery date for a RSU shall be the date on which such RSU vests.

(c) Acceleration before Vesting Date.

(1) Acceleration on Death or Total Disability. If Recipient ceases to be a director of the Company by reason of Recipient’s death or physical disability, outstanding but unvested RSUs shall become immediately vested in an amount determined by multiplying the total number of RSUs subject to this Agreement by a percentage calculated by dividing the number of whole months elapsed from the date of this Agreement to the date of termination of service by 60 (the “Pro Rata Percentage”); provided, however, that the number of RSUs so vested shall be reduced by the number of any RSUs that previously vested pursuant to Section 1(b). The delivery date shall also accelerate. The term “total disability”

means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes Recipient to be unable to perform his or her duties as a director of the Company and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

(2) Acceleration on Normal Retirement. If Recipient terminates his service with the Company following normal retirement under the retirement policy of the Board of Directors in place at such time, outstanding but unvested RSUs shall become immediately vested in an amount determined by multiplying the total number of RSUs subject to this Agreement by the Pro Rata Percentage; provided, however, that the number of RSUs so vested shall be reduced by the number of any RSUs that previously vested pursuant to Section 1(b). The delivery date shall also be accelerated.

(3) Treatment on Change in Control.

(i) If as a result of a Change in Control, the Company’s Common Stock ceases to be listed for trading on a national securities exchange (an “Exchange”), any RSUs subject to this award that are unvested on the date of the Change in Control shall continue to vest according to the terms and conditions of this award; provided that such award is replaced with an award for voting securities of the resulting corporation or the acquiring corporation, as the case may be (including without limitation, the voting securities of any corporation which as a result of the Change in Control owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Surviving Company”) which are traded on an Exchange (a “Replacement Award”), which Replacement Award shall consist of RSUs with a value (determined using the Surviving Company’s stock price as of the date of the Change in Control) equal to the value of the replaced award of RSUs (determined using the Company’s stock price as of the date of the Change in Control), with any restrictions on such Replacement Award lapsing at the same time and manner as the replaced award; provided, however, that in the event Recipient ceases to serve as a director of the Company during the vesting period of any Replacement Award, the Replacement Award shall immediately vest; and provided further that upon the vesting date of all or a portion of a Replacement Award, Recipient shall be entitled to receive a lump sum cash payment equal to the decrease, if any, in the value of a share of the Surviving Company’s stock from the date of the Change in Control (as increased on a calendar quarterly basis using an annual interest rate, as of the last business day of the calendar quarter, for zero-coupon U.S. government securities with a constant maturity closest in length to the time period between the date of the Change in Control and the date of vesting of the Replacement Award) to the time of vesting multiplied by the total number of RSUs vesting on such date. If any RSUs that are unvested at the time of the Change in Control are not replaced with Replacement Awards, such RSUs shall immediately vest.

(ii) If as a result of a Change in Control, the Company’s Common Stock continues to be listed for trading on an Exchange, any RSUs that are unvested on the date of the Change of Control shall continue to vest according to the terms and conditions of this award; provided however, that, in the event Recipient ceases to serve as a director of the Company during the vesting period of this award such award shall immediately vest; and provided further that upon the vesting date of all or portion of this award, Recipient shall be entitled to receive a lump sum cash payment equal to the decrease, if any, in the value of a share of the Company’s stock from the date of the Change in Control (as increased on a calendar quarterly basis using an annual interest rate, as of the last business day of the calendar quarter, for zero-coupon U.S. government securities with a constant maturity closest in length to the time period between the date of the Change in Control and the date of the vesting) to the time of vesting, multiplied by the total number of RSUs vesting on such date.

(iii) For purposes of this Agreement, a “Change in Control” of the Company shall mean the occurrence of any of the following events:

(A) Any consolidation, merger or plan of share exchange involving the Company (a “Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the Merger, disregarding any Voting Securities issued or retained by such holders in respect of securities of any other party to the Merger;

(B) Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company;

(C) The adoption of any plan or proposal for the liquidation or dissolution of the Company;

(D) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof, unless each new director elected during such two-year period was nominated or elected by two-thirds of the Incumbent Directors then in office and voting (with new directors nominated or elected by two-thirds of the Incumbent Directors also being deemed to be Incumbent Directors); or

(E) Any Person (as hereinafter defined) shall, as a result of a tender or exchange offer, open market purchases, or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d 3 under the Securities Exchange Act of 1934), directly or indirectly, of Voting Securities representing fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities.

Notwithstanding anything in the foregoing to the contrary, unless otherwise determined by the Board of Directors, no Change in Control shall be deemed to have occurred for purposes of this Agreement if (1) Recipient acquires (other than on the same basis as all other holders of the Company Common Stock) an equity interest in an entity that acquires the Company in a Change in Control otherwise described under subparagraph (A) or (B) above, or (2) Recipient is part of group that constitutes a Person which becomes a beneficial owner of Voting Securities in a transaction that otherwise would have resulted in a Change in Control under subparagraph (E) above.

(ix) For purposes of this Agreement, the term “Person” shall mean and include any individual, corporation, partnership, group, association or other “person”, as such term is used in Section 14 (d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan(s) sponsored by the Company.

(d) Forfeiture of RSUs on Other Terminations of Service. If Recipient ceases to be a director of the Company for any reason that does not result in acceleration of vesting pursuant to Section 1(c), Recipient shall immediately forfeit all outstanding but unvested RSUs granted pursuant to this Agreement and Recipient shall have no right to receive the related Common Stock.

(e) Restrictions on Transfer and Delivery on Death. Recipient may not sell, transfer, assign, pledge or otherwise encumber or dispose of the RSUs. Recipient may designate beneficiaries to receive stock if Recipient dies before the delivery date by so indicating on Exhibit A, which is incorporated into and made a part of this agreement. If Recipient fails to designate beneficiaries on Exhibit A, the shares will be delivered to Recipient’s estate.

(f) Reinvestment of Dividend Equivalents. On each date on which the Company pays a dividend on shares of Common Stock underlying a RSU, Recipient shall receive additional whole or fractional RSUs in an amount equal to the value of the dividends that would have been paid on the stock deliverable pursuant to the RSUs (if such shares were outstanding), divided by the closing stock price on the dividend payment date.

(g) Delivery on Delivery Date. As soon as practicable following the delivery date for a RSU, the Company shall deliver a certificate for the number of shares represented by all vested RSUs having a delivery date on the same date, rounded down to the whole share. No fractional shares of Common Stock shall be issued. The Company shall pay to Recipient in cash an amount equal to the value of any fractional shares that would otherwise have been issued, valued as of the delivery date.

(h) Recipient’s Rights as Shareholder. Recipient shall have no rights as a shareholder with respect to the RSUs or the shares underlying them until the Company delivers the shares to Recipient on the delivery date.

(i) Section 409A. The award made pursuant to this Agreement is intended not to constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A the Internal Revenue Code of 1986, as amended, and instead is intended to be exempt from the application of Section 409A. To the extent that the award is nevertheless deemed to be subject to Section 409A, the award shall be interpreted in accordance with Section 409A and Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the grant of the award. Notwithstanding any provision of the award to the contrary, in the event that the Company determines that the award is or may be subject to Section 409A, the Company may adopt such amendments to the award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the award from the application of Section 409A or preserve the intended tax treatment of the benefits provided with respect to the award, or (ii) comply with the requirements of Section 409A.

2. Miscellaneous.

(a) Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subjects hereof and may be amended only by written agreement between the Company and Recipient.

(b) Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed sufficient when delivered personally to the party to whom it is addressed or when deposited into the United States mail as registered or certified mail, return receipt requested, postage prepaid, addressed to Electro Scientific Industries, Inc., Attention: Corporate Secretary, at its principal executive offices or to Recipient at the address of Recipient in the Company’s records, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.

(c) Rights and Benefits. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns and, subject to the restrictions on transfer of this Agreement, be binding upon Recipient’s heirs, executors, administrators, successors and assigns.

(d) Further Action. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(e) Applicable Law; Attorneys’ Fees. The terms and conditions of this Agreement shall be governed by the laws of the State of Oregon. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees to be set by the trial court and, upon any appeal, the appellate court.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

ELECTRO SCIENTIFIC INDUSTRIES, INC.

By:
Authorized Officer

Recipient

EXHIBIT A

DESIGNATION OF BENEFICIARY

Name _____________________________	Social Security Number ____-___-_____

I designate the following person(s) to receive any restricted stock units outstanding upon my death under the Restricted Stock Units Award Agreement with Electro Scientific Industries, Inc.:

E.	Primary Beneficiary(ies)

Name________________________	Social Security Number ____-___-_____
Birth Date ____________________	Relationship ________________________
Address__________________________	City__________ State____ Zip ________

Name________________________	Social Security Number ____-___-_____
Birth Date ____________________	Relationship ________________________
Address__________________________	City__________ State____ Zip ________

Name________________________	Social Security Number ____-___-_____
Birth Date ____________________	Relationship ________________________
Address__________________________	City__________ State____ Zip ________

If more than one primary beneficiary is named, the units will be divided equally among those primary beneficiaries who survive the undersigned.

F.	Secondary Beneficiary(ies)

In the event no Primary Beneficiary is living at the time of my death, I designate the following the person(s) as my beneficiary(ies):

Name________________________	Social Security Number ____-___-_____
Birth Date ____________________	Relationship ________________________
Address__________________________	City__________ State____ Zip ________

Name________________________	Social Security Number ____-___-_____
Birth Date ____________________	Relationship ________________________
Address__________________________	City__________ State____ Zip ________

Name________________________	Social Security Number ____-___-_____
Birth Date ____________________	Relationship ________________________
Address__________________________	City__________ State____ Zip ________

If more than one Secondary Beneficiary is named, the units will be divided equally among those Secondary beneficiaries who survive the undersigned.

This designation revokes and replaces all prior designations of beneficiaries under the Restricted Stock Units Award Agreement.

	Date signed:	, 20
Signature